EXHIBIT 3.1
CENTEX CORPORATION
BY-LAWS
As Amended and Restated
October 11, 2005

i

CENTEX CORPORATION
(a Nevada corporation)
BY-LAWS
(as amended and restated through October 11, 2005)
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ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the Centex Corporation, a Nevada corporation (the “Corporation”), shall be located in Carson City, County of Washoe, State of Nevada.
     Section 2. Other Offices. The Corporation may also have its executive offices and other offices at such other places, within and without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meetings. All annual meetings of stockholders shall be held at such place, within or without the State of Nevada, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Nevada, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At such annual meeting, the stockholders shall elect members of the Board of Directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Special Meetings. Special meetings of the stockholders may be called, for any purpose or purposes, only by the Chairman of the Board or a majority of the directors of the Board of Directors. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.
     Section 4. Notice of Meetings. Notice of any meeting of the stockholders shall be in writing and shall be signed by the Chairman of the Board, the President, a Vice President, the Secretary, or an Assistant Secretary. Any such notice shall state the place, day and time of the meeting of the stockholders, the purpose or purposes for which the meeting is called and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and to vote at the meeting. Any such notice shall be given, not less than ten (10) nor more than sixty (60) days before the day of the meeting to each stockholder of record entitled to vote at such meeting by delivering such notice personally to such stockholder, by depositing such notice in the United States mail addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation, with proper postage prepaid or by effecting delivery by any form of electronic transmission permitted by law.
     Section 5. Quorum and Adjournment. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except as otherwise provided in the Restated Articles of Incorporation, as amended, of the Corporation (the “Articles of Incorporation”). If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of some stockholders prior to adjournment.
     Section 6. Vote Required. With respect to any matter as to which no other voting requirement is specified by applicable law, the Articles of Incorporation or these By-Laws, the affirmative vote required for stockholder action shall be deemed to have been obtained if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter, unless voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these By-Laws, in which case the number of votes cast in favor of the matter by the voting power of each such class must exceed the number of votes cast in opposition to the matter by the voting power of each such class. In the case of any election of directors at an annual or special meeting of stockholders, directors shall be elected by a plurality vote. In the case of a matter submitted for a vote of the stockholders of the Corporation as to which a stockholder approval requirement is applicable under (i) the stockholder approval policy or standards of the New York Stock Exchange or any other exchange or quotation system on which the shares of any class or series of capital stock of the Corporation are traded or quoted, (ii) any rule promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requiring a vote of stockholders, or (iii) any provision of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), in each case for which no higher voting requirement is specified by applicable law, the Articles of Incorporation or these By-Laws, the vote required for stockholder action shall be the requisite vote specified in such stockholder approval policy or standard or in the rule promulgated under the applicable provision of the Exchange Act or the Internal Revenue Code, as the case may be (or the highest such requirement if more than one is applicable).
     Section 7. Voting Power. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series within a class are limited, denied or fixed in a different manner by the Articles of Incorporation or by the resolutions of the Board of Directors establishing such class or series pursuant to the Articles of Incorporation. At any election for directors, every stockholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by him, her or it for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote. Stockholders of the Corporation are expressly prohibited from cumulating their votes in any election for directors of the Corporation.

     Section 8. Proxies. At any annual or special meeting of the stockholders, a stockholder may vote in person or may be represented and vote by a proxy or proxies appointed by such stockholder by an instrument in writing or, to the extent permitted by applicable law, by transmission of an electronic record to the person who will be the holder of the proxy or by a firm who solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. In the event that any such instrument in writing or electronic record shall designate two (2) or more persons to act as proxies, and such instrument or electronic record does not specify the manner in which such proxies may exercise the powers conferred by such instrument or electronic record, then a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument or electronic record upon all of the persons so designated. Except as otherwise provided in this Section 8, no appointment of proxy shall be valid after the expiration of six (6) months following the date of its creation, unless the stockholder specifies in the applicable written instrument or electronic record the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its creation. Subject to the above, any properly created proxy is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed appointment of proxy bearing a later date is filed with the Secretary of the Corporation or (ii) the stockholder attends the meeting and votes the shares in person. Each appointment of proxy shall be revocable unless expressly provided therein to be irrevocable. A proxy shall be deemed irrevocable if the written authorization states that the proxy is irrevocable, but is irrevocable only for so long as it is coupled with an interest sufficient in law to support an irrevocable proxy.
     Section 9. Stock Transfer Books; List of Stockholders. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.
     Section 10. No Action by Written Consent. Subject to the rights of the holders of preferred stock or any other class or series of stock that may have a preference over the common stock as to dividends or upon liquidation (“Preferred Stock”), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
     Section 11. Voting at Meetings. Voting at meetings of stockholders may be oral or by ballot at the discretion of the Chairman of the meeting, except that such voting shall be by written ballot if a vote by written ballot is demanded by stockholders holdings a majority of the shares present at such meeting.

     Section 12. Nomination of Directors. Subject to the rights of the holders of any Preferred Stock, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected as provided in the notice of meeting delivered by the Corporation as contemplated by Section 4 of this Article II (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the procedures set forth in this Section 12.
     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed to and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if neither notice of the date of the annual meeting is given nor public disclosure of the date of the meeting is made at least one hundred (100) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the later of (x) ninety (90) days prior to such anniversary or (y) the tenth (10th) day following the day on which such notice was given or public disclosure was made; and provided, further, that if the annual meeting is to be held as of a date that is more than thirty (30) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the tenth (10th) day following the day on which such notice was given or public disclosure was made; or (ii) with respect to an election to be held at a special meeting of stockholders, by the later of (x) sixty (60) days prior to such special meeting or (y) the tenth (10th) day following the day on which such notice of the date of the special meeting was given or public disclosure of the date of the special meeting was made by the Corporation. In no event shall the public announcement of an adjournment of an annual or special meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. As used in this Article II, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf or at whose request the nomination is being made, (i) the name and record address of the stockholder, as they appear in the books and records of the Corporation, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
     Section 13. Business Transacted at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the procedures set forth in this Section 13.
     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must be a proper matter for stockholder action.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed to and received at the principal executive offices of the Corporation at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if neither notice of the date of the annual meeting is given nor public disclosure of the date of the meeting is made at least one hundred (100) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the later of (x) ninety (90) days prior to such anniversary or (y) the tenth (10th) day following the day on which such notice was given or public disclosure was made; and provided, further, that if the annual meeting is to be held as of a date that is more than thirty (30) days prior to such anniversary, notice by the stockholder in order to be timely must be received by the tenth (10th) day following the day on which such notice was given or public disclosure was made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

     To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf or at whose request the business is being brought before the meeting, (i) the name and record address of the stockholder, as they appear in the books and records of the Corporation, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder or beneficial owner and the Corporation or any of its affiliates relating to such business and any material interest of such stockholder or beneficial owner in such business and (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting.
     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 13 shall be deemed, subject to the provisions of Section 17, to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
     Section 14. Certain Other Matters relating to Nominations of Directors and Stockholder Proposals. Notwithstanding anything to the contrary in this Article II, a stockholder who wishes to make a nomination for a person to serve as a director at an annual or special meeting of stockholders or to bring any other business before an annual meeting of stockholders shall, in addition to the requirements set forth in Sections 12 and 13, comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Nothing contained in this Article II shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any Preferred Stock having the right to elect directors under circumstances specified in the terms governing such Preferred Stock.
     Section 15. Attendance at Meetings. The Chairman of the Board shall have the power and authority to limit attendance at any meeting of the stockholders to (a) the Corporation’s stockholders and (b) their validly appointed proxies.
     Section 16. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of meetings of the stockholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors, the Chairman of the Board or such other officer of the Corporation as is designated by the Chairman of the Board shall be the chairman of any meeting of the stockholders. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by persons attending the meeting; and (vi) policies and procedures with respect to the adjournment of the meeting.
ARTICLE III
DIRECTORS
     Section 1. Number of Directors; Classified Board; Term. The number of directors of the Corporation shall be not fewer than three (3) nor more than thirteen (13) as shall be established from time to time by resolution of the Board of Directors of the Corporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors, other than those who may be elected by the holders of any Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three (3) classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected and until his or her successor shall be elected and shall qualify, subject however, to prior death, resignation or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned by resolution of the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If this Section 1 is amended in any manner (including to eliminate the classification of the Board of Directors), such amendment shall not shorten the term of any incumbent director. Directors need not be residents of the State of Nevada nor stockholders of the Corporation.
     Section 2. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.
     Section 3. Management Authority and Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised and done by the stockholders.
     Section 4. Removal. Subject to the rights of the holders of any Preferred Stock, any director may be removed from office at any time, but only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
     Section 5. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada.
     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time at such place as may from time to time be determined by the Board of Directors. At such meetings, the Board of Directors may transact such business as may properly come before the meetings.
     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Secretary on the written request of a majority of the directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the time of commencement of the meeting.
     Section 8. Quorum; Vote Required; Adjournment. A majority of the directors shall constitute a quorum for the transaction of business. The act of at least a majority of the directors present at a meeting at which a quorum is present shall be required to constitute the act of the Board of Directors, unless a greater number is required or a lesser number is permitted by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.
     Section 9. Resignation. Any director may resign at any time by mailing or delivering or by transmitting by telegram, cable, written notice or other such electronic transmission of his or her resignation to the Board of Directors, the Chairman of the Board, the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof.
     Section 10. Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or of such committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a duly called and constituted meeting of the Board of Directors or such committee. All such unanimous written consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

     Section 11. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more directors to constitute an Executive Committee that, to the extent provided in such resolution (if not expressly denied by applicable law or the Articles of Incorporation) shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers that may require it. Any member of the Executive Committee may be removed by a majority of the Board of Directors. Vacancies in the membership of the Executive Committee shall be filled by resolution adopted by a majority of the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report such minutes to the Board of Directors when required. The designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it, him or her by law.
     Section 12. Other Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees in addition to the Executive Committee, each such other committee to consist of one or more directors of the Corporation, which committee or committees, to the extent provided in such resolution or resolutions (if not theretofore granted to the Executive Committee and if not expressly denied by applicable law or the Articles of Incorporation), shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Any member of any such committee may be removed by a majority of the Board of Directors. Vacancies in the membership of any such committees shall be filled by resolution adopted by a majority of the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report such minutes to the Board of Directors when required. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility imposed upon it, him or her by law.
     Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may receive such compensation for their services as directors as shall be determined from time to time by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.
ARTICLE IV
NOTICES
     Section 1. Notices. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice delivered personally shall include notice by recognized overnight courier service, and shall be deemed given when delivered. Notice by mail shall be deemed to be given at the time when such notice shall be mailed. Notice to directors and stockholders may also be given by telegram, facsimile or other means of electronic transmission to the extent permitted by applicable law, and shall be deemed given when such notice shall be delivered by any such means of electronic transmission.

     Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of applicable law or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
     Section 3. Waiver by Attendance at Meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE V
OFFICERS
     Section 1. Principal Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board (if the Board of Directors determines that there shall be one), a Chief Executive Officer, a President, one or more Vice Presidents (one or more of which may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any two (2) or more offices may be held by the same person, except that one person shall not hold the offices of Chairman of the Board and Secretary, Chief Executive Officer and Secretary or President and Secretary.
     Section 2. Election or Appointment of Officers. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (one or more of which may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer and may elect a Vice Chairman if it determines to do so, none of whom need be a member of the Board of Directors, except the Chairman of the Board. The Board of Directors or the Chairman of the Board may from time to time elect or appoint a Controller and such assistant officers as the Board of Directors or the Chairman of the Board, as the case may be, may deem necessary or desirable. Any such elections or appointments made by the Chairman of the Board shall be reported to the Board of Directors at its next succeeding regular meeting.
     Section 3. Compensation. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors (or a duly authorized committee thereof) or, in the case of officers other than the Chairman of the Board, the Chief Executive Officer or the President, by an officer to whom the Board of Directors (or a duly authorized committee thereof) has delegated its authority to fix salaries and other compensation.
     Section 4. Term; Removal; Vacancies. Each officer and assistant officer of the Corporation shall hold office until the next annual meeting of the Board of Directors or until his or her successor is duly elected or appointed, or until his or her earliest death, resignation or removal from such office. Any officer elected or appointed by the Board of Directors or the Chairman of the Board may be removed by the Board of Directors or the Chairman of the Board whenever in its, his or her judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.
     Section 5. Chairman of the Board. The Chairman of the Board shall be selected from the members of the Board of Directors of the Corporation. The Chairman of the Board shall preside at meetings of the stockholders (unless another officer of the Corporation is designated to be the chairman of any such meeting in accordance with Section 16 of Article II) and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall have authority, without additional authorization from the Board of Directors, to execute and deliver on behalf of the Corporation all bonds, deeds, mortgages, contracts and other instruments and documents (and if any such instrument requires the seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation, except where required by law to be otherwise executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. During the absence or disability of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall perform the duties of the Chairman of the Board.
     Section 6. Vice Chairman of the Board. The Vice Chairman of the Board, if there be one, shall be selected from the members of the Board of Directors of the Corporation. The Vice Chairman of the Board shall have authority, without additional authorization from the Board of Directors, to execute and deliver on behalf of the Corporation all bonds, deeds, mortgages, contracts and other instruments and documents (and if any such instrument requires the seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation, except where required by law to be otherwise executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. During the absence or disability of the Vice Chairman of the Board, the Chief Executive Officer (if a different person) shall perform the duties of the Vice Chairman of the Board.
     Section 7. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and, subject to the Chairman of the Board if a different person holds such office, shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such additional duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman of the Board. The Chief Executive Officer shall have the same authority as the Chairman of the Board to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.
     Section 8. President. The President shall be the Chief Operating Officer of the Corporation and shall assist the Chief Executive Officer in the general and active management of the operations of the Corporation. The President shall have such additional duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The President shall have the same authority as the Chairman of the Board and the Chief Executive Officer to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents. During any absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.

     Section 9. Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Executive Vice Presidents shall be senior to Senior Vice Presidents and Vice Presidents. Senior Vice Presidents shall be senior to Vice Presidents. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President shall from time to time prescribe. The Vice Presidents shall have the same authority as the Chairman of the Board, the Chief Executive Officer and the President to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.
     Section 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book or books to be kept for that purpose and shall perform similar duties for any committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix such seal to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.
     Section 11. Assistant Secretaries. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe.
     Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors, taking proper vouchers of such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall have such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 13. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe.
ARTICLE VI
ELIMINATION OF DIRECTOR AND OFFICER LIABILITY
AND INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
     Section 1. Elimination of Director or Officer Liability. Pursuant to NRS 78.138(7) and notwithstanding any provisions of the Articles of Incorporation which may provide for a different standard, a director or officer of the Corporation is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.
     Section 2. Indemnification: Definitions. As used in this Article VI, the following terms have the following definitions:
     (a) “Change of Control” means any of the following:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition;
     (ii) Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to October 11, 2005 whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;
     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;
     (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation; or
     (v) A change of control as defined in any employment agreement, change of control agreement or other agreement between the Corporation and the applicable Indemnitee.
     (b) “Covered Capacity” means, with respect to any person, that such person (or a person for whom he or she is serving as a legal representative) is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, manager, officer, trustee, general partner, member, fiduciary, employee or agent of any other enterprise, in each case (i) whether or not such person was serving in that capacity at the time any liability or expense is incurred and (ii) whether the basis for any Proceeding brought against such person is alleged action in an official capacity as a director, manager, officer, trustee, general partner, member, fiduciary, employee or agent or any other capacity while serving as a director, manager, officer, trustee, general partner, member, fiduciary, employee or agent.
     (c) “Expenses” include all direct and indirect costs, fees and expenses of any type or nature, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of or otherwise participating in a Proceeding, including reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Corporation or any third party. “Expenses” also include expenses incurred in connection with any appeal resulting from any Proceeding, including the premium for, security for, and other costs relating to, any cost bond, supersedeas bond or other appeal bond or its equivalent. “Expenses” do not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against an Indemnitee.
     (d) “Indemnitee” means (i) any present or former director or officer of the Corporation and (ii) any other present or former employee or agent of the Corporation to the extent that such employee or agent has been designated as an Indemnitee or as being entitled to all or part of the rights of an Indemnitee under this Article VI pursuant to a resolution of the Board of Directors or a written instrument executed by the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary.
     (e) “Independent Counsel” means a law firm or member thereof that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent the Corporation or the applicable Indemnitee in any matter material to either such party or any other party to the Proceeding giving rise to a claim for indemnification. The term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under these By-Laws or under any agreement between the Indemnitee and the Corporation.
     (f) “Proceeding” includes a threatened, pending or completed action, suit, arbitration, alternate dispute resolution, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceedings with or brought in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature.
     Section 3. Indemnification: Third Party Proceedings. The Corporation must indemnify any Indemnitee who was or is a party or is threatened to be made a party to any Proceeding, except an action by or in the right of the Corporation, by reason of the fact that he or she is or was serving or acting in a Covered Capacity, against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the Proceeding if he or she: (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.
     Section 4. Indemnification: Derivative Actions. The Corporation must indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that the Indemnitee is or was serving or acting in a Covered Capacity, against Expenses and amounts paid in settlement thereof if the Indemnitee: (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper.
     Section 5. Indemnification: Party Who is Wholly or Partially Successful. Notwithstanding any other provisions of this Article VI, to the extent that the Indemnitee is a party to or a participant in and is successful on the merits or otherwise in any Proceeding or in defense of any claim, issue or matter in any Proceeding, in whole or in part, to which the Indemnitee was or is a party or is otherwise involved by reason of the fact that he or she is or was serving or acting in a Covered Capacity, the Corporation shall indemnify and hold harmless the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with any Proceeding or defense. If the Indemnitee is not wholly successful in the Proceeding, the Corporation must indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each claim, issue or matter on which the Indemnitee was successful. The termination of any claim, issue or matter in the Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter, so long as there has been no finding that the Indemnitee (i) is liable pursuant to NRS 38.138 or (ii) did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding or action, had no reasonable cause to believe his or her conduct was unlawful.
     Section 6. Indemnification: Expenses as Witness. To the extent the Indemnitee is, by reason of his or her serving or acting in a Covered Capacity, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee must be indemnified and held harmless against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with the Proceeding and his or her acting as a witness in it.

     Section 7. Indemnification: Exclusions. Notwithstanding any provision in this Article VI, the Corporation is not obligated under this Article VI to make any indemnification payments in connection with any claim made against an Indemnitee:
     (a) For which payment has actually been received by or on behalf of the Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement or other indemnity provision or otherwise;
     (b) For an accounting of profits made from the purchase and sale, or sale and purchase, by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act; or
     (c) Except as provided for in Sections 8 or 12(c) of this Article VI, in connection with any Proceeding or any part of any Proceeding, initiated by the Indemnitee, including those initiated against the Corporation or its officers, directors or employees, unless (i) the Board of Directors of the Corporation authorizes the Proceeding or part thereof before its initiation or (ii) the Corporation provides the indemnification in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.
     Section 8. Indemnification: Advancement of Expenses. Notwithstanding any other provision of this Article VI and to the fullest permitted by applicable law, the Corporation must advance the Expenses incurred by Indemnitee, or reasonably expected by Indemnitee to be incurred by him or her within three months, in connection with any Proceeding to which the Indemnitee was or is a party or is otherwise involved by reason of the fact that he or she is or was serving or acting in a Covered Capacity, as soon as practicable but in any event not more than ten (10) days after receipt by the Corporation of a statement requesting the advances, whether the statement is submitted before or after final disposition of any Proceeding. Unless otherwise required by law, the Corporation shall not require that an Indemnitee provide any form of security for repayment of or charge any interest on any amounts advanced pursuant to this Section 8. The advances must be made without regard to Indemnitee’s ability to repay the Expenses and without regard to any belief or determination as to the Indemnitee’s ultimate entitlement to be indemnified. Advances must include any and all reasonable Expenses incurred in pursuing a Proceeding to enforce the right of advancement, including Expenses incurred in preparing statements to the Corporation to support the advances claimed. The Indemnitee qualifies for advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to the Corporation of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Corporation under the provisions of this Article VI, the Articles of Incorporation or an agreement between the Corporation and the Indemnitee. This section does not apply to any claim made by an Indemnitee for any indemnification payment that is excluded pursuant to Section 7 of this Article VI.
     Section 9. Indemnification: Notices. An Indemnitee agrees to notify the Corporation in writing promptly after being served with any summons, citation, subpoena, complaint, indictment, inquiry, information request or other document relating to any Proceeding or matter which may be subject to indemnification, hold harmless or exoneration rights or the advancement of expenses; provided, however, that the failure of the Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation it may have to the Indemnitee under this Article VI or otherwise. An Indemnitee may deliver to the Corporation a written application to indemnify and hold harmless the Indemnitee in accordance with this Article VI. The application may be delivered from time to time and may be amended and supplemented and at such times as the Indemnitee deems appropriate in his or her sole discretion. After a written application for indemnification is delivered by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined pursuant to Sections 10, 11 and 12 of this Article VI.
     Section 10. Indemnification: Procedures.
     (a) To the fullest extent permitted by law, the indemnification provided for in this Article VI shall be deemed mandatory. To the extent that, under applicable law, any indemnification provided for in this Article VI is treated as discretionary, any indemnification determination, unless ordered by a court or advanced pursuant to Section 8 of this Article VI, may be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the Indemnitee is proper in the circumstances. The determination must be made:
     (i) by the stockholders of the Corporation;
     (ii) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to the Proceeding;
     (iii) if a majority vote of a quorum of directors not parties to the Proceeding so orders, by Independent Counsel in a written opinion; or
     (iv) if a quorum consisting of directors who are not parties to the Proceeding cannot be obtained, by Independent Counsel in a written opinion.
Notwithstanding the foregoing, if at any time during the two-year period prior to the date of any written application for indemnification submitted by an Indemnitee in connection with a particular Proceeding there shall have occurred a Change of Control, the Board of Directors shall direct (unless the Indemnitee otherwise agrees in writing) that the indemnification determination shall be made by Independent Counsel in a written opinion.
     (b) If the determination of an Indemnitee’s entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel must be selected as provided in this Section 10(b). The Independent Counsel shall be selected by the Indemnitee and the Indemnitee must give written notice to the Corporation advising it of the Independent Counsel’s identity so selected, unless the Indemnitee requests in writing that the Independent Counsel be selected by the Board of Directors. If the Independent Counsel is selected by the Board of Directors, the Corporation must given written notice to the Indemnitee setting forth the identity of the Independent Counsel. In either event, the Indemnitee or the Corporation, as the case may be, may, within ten (10) days after the written notice of selection is received, deliver to the other party a written objection to the selection. These objections may be asserted only on the grounds that the Independent Counsel selected does not meet the requirements of an “Independent Counsel” as defined in Section 2(e) of this Article VI, and the objection must set forth with particularity the factual basis of the assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If within twenty (20) days after submission by the Indemnitee of a request for indemnification, no Independent Counsel has been selected, either the Corporation or the Indemnitee may petition a court with jurisdiction over the parties for resolution of the objection and/or the appointment of a person to be Independent Counsel selected by the Court.
     (c) The Corporation agrees to pay the reasonable fees and Expenses of Independent Counsel and to fully indemnify and hold the Independent Counsel harmless against any and all Expenses, claims, liabilities and damages arising out of or relating to this Article VI or the Independent Counsel’s engagement.
     (d) The Corporation must promptly advise the Indemnitee in writing if a determination is made that the Indemnitee is not entitled to indemnification and must include a description of the reasons or basis for denial. If it is determined the Indemnitee is entitled to indemnification, the payment to the Indemnitee must be made as soon as practicable but in no event more than ten (10) after the determination. The Indemnitee must reasonably cooperate with the persons making the determination and, upon request, must provide such persons with documents and information (which are not privileged or otherwise protected) reasonably available to the Indemnitee and reasonably necessary to the determination. All Expenses incurred by the Indemnitee in cooperating with the persons making the determination shall be paid by the Corporation (irrespective of the determination as to indemnification) and the Corporation hereby indemnifies and agrees to hold the Indemnitee harmless from those Expenses.
     Section 11. Indemnification: Presumptions.
     (a) In determining whether an Indemnitee is entitled to indemnification under this Article VI, the person or persons making the determination must presume that Indemnitee is entitled to indemnification under this Article VI and the Corporation has the burden of proof to overcome that presumption. Moreover, if at any time during the two-year period prior to the date of any written application for indemnification submitted by an Indemnitee in connection with a particular Proceeding or other matter there shall have occurred a Change of Control, the foregoing presumption may only be overcome by clear and convincing evidence. Neither of the following is a defense to an action seeking a determination granting indemnity to an Indemnitee or creates a presumption that an Indemnitee has not met the applicable standard of conduct: (i) the failure of the Corporation (including its directors or Independent Counsel) to have made a determination before the beginning of an action seeking a ruling that indemnification is proper nor (ii) an actual determination by the Corporation (including its directors or Independent Counsel) that an Indemnitee has not met the applicable standard of conduct.
     (b) If the persons or entity selected under Section 10 of this Article VI to determine whether an Indemnitee is entitled to indemnification has not made a determination within thirty (30) days after receipt by the Corporation of the request for it, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee is entitled to such indemnification, absent (i) a misstatement by an Indemnitee of a material fact or an omission of material fact necessary to make his or her statements not materially misleading made in connection with the request for indemnification (which misstatement or omission is shown by the Corporation to be of sufficient importance that it would likely alter the applicable determination) or (ii) a final judicial determination that indemnification is expressly prohibited under applicable law. The 30-day period may be extended for a reasonable time, not to exceed fifteen (15) additional days, if the persons or entity making the determination requires the additional time for obtaining or evaluating documents or information.
     (c) The termination of any Proceeding or any claim therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere does not (except as expressly provided elsewhere in this Article VI) of itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not meet any particular standard of conduct, did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe his or her conduct was unlawful.
     (d) In determining good faith, an Indemnitee must be deemed to have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation if the Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information, opinions, reports or statements supplied to the Indemnitee by the directors or officers of the Corporation or other enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or the enterprise or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert.
     (e) The knowledge and actions or failures to act of any other director, officer, trustee, partner, member, fiduciary, agent or employee of the Corporation or other enterprise shall not be imputed to an Indemnitee for the purposes of determining his or her right to indemnification.
     Section 12. Indemnification: Remedies of Indemnitee.
     (a) If a determination is made that an Indemnitee is not entitled to indemnification under this Article VI, any judicial Proceeding or arbitration begun pursuant to this Article VI must be conducted in all respects as a de novo trial or arbitration, on the merits, and the Indemnitee shall not be prejudiced by reason of the adverse determination. In such a Proceeding or arbitration, the Indemnitee is presumed to be entitled to indemnification and the Corporation has the burden of proving the Indemnitee is not entitled to be indemnified. Moreover, if at any time during the two-year period prior to the date of any written application for indemnification submitted by an Indemnitee in connection with a particular Proceeding or other matter there shall have occurred a Change of Control, the Corporation will be deemed to have satisfied such burden only if it meets the standard of proof by clear and convincing evidence. The Corporation may not refer to or introduce into evidence any determination made pursuant to Section 11(a) of this Article VI adverse to the Indemnitee for any purpose. If the Indemnitee begins a judicial Proceeding or arbitration seeking indemnification, the Indemnitee is not required to reimburse the Corporation for any advances pursuant to Section 8 of this Article VI until a final determination is made with respect to the Indemnitee’s right to indemnification, after all rights of appeal have been exhausted or lapsed.

     (b) If it has been determined that an Indemnitee is entitled to indemnification, the Corporation is bound by that determination in any judicial Proceeding or arbitration commenced by the Indemnitee seeking to compel the indemnification, absent (i) a misstatement by the Indemnitee of a material fact or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading connected with the request for indemnification (which misstatement or omission is shown by the Corporation to be of sufficient importance that it would likely alter the applicable determination) or (ii) a prohibition of the indemnification under applicable law. In any Proceeding or arbitration commenced by an Indemnitee seeking indemnification, the Corporation is precluded from asserting that the procedures and presumptions of this Article VI are not valid, binding and enforceable and must stipulate that the Corporation is bound by all the provisions of this Article VI.
     (c) The Corporation must indemnify and hold harmless an Indemnitee to the fullest extent permitted by applicable law against all Expenses and, upon an Indemnitee’s request, must advance to the Indemnitee, within ten (10) days after the Corporation’s receipt of a request, the Indemnitee’s Expenses incurred in connection with any judicial Proceeding or arbitration brought by the Indemnitee to enforce his or her right for indemnification or to recover advances under any insurance policy maintained for the benefit of Indemnitee, regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advance or insurance recovery.
     Section 13. Contribution; Joint Liability. To the fullest extent permissible under applicable law, if the indemnification rights provided for in this Article VI are unavailable to an Indemnitee in whole or in part for any reason whatsoever (other than by reason of the language of any express exclusion contained in this Article VI), the Corporation, instead of indemnifying and holding harmless the Indemnitee, must contribute to the payment thereof, in the first instance, by paying the entire amount incurred by the Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring the Indemnitee to contribute to the payment, and the Corporation hereby waives and relinquishes any right of contribution it may have at any time against the Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with the Indemnitee, or would be joined in the Proceeding, unless the settlement provides for a full and final release of all claims asserted against the Indemnitee. The Corporation hereby agrees to fully indemnify and hold harmless the Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with the Indemnitee.
     Section 14. Insurance. The Corporation has the power to purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and Expenses incurred by him or her in his or her capacity, whether or not the Corporation has the authority to indemnify the Indemnitee against such liability and expenses. The other financial arrangements described in the preceding sentence made by the Corporation may include the creation of a trust fund, the establishment of a program of self insurance, securing the Corporation’s obligation of indemnification by granting a security interest or other lien on any assets of the Corporation or the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this Article VI may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court. The fact that the Corporation purchases such insurance or maintains such other financial arrangements must not limit the scope of indemnity granted to an Indemnitee by this Article. In the absence of fraud, the decision by the Board of Directors of this Corporation as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 14 and the choice of the person to provide the insurance or other financial arrangement is conclusive and the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action, even if the director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
     Section 15. Subrogation. If any payment is made under this Article VI, the Corporation is subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who must within a reasonable period of time after payment execute all papers required and take all action necessary to secure those rights, including the execution of such documents as are necessary to enable the Corporation to bring suit to enforce those rights.
     Section 16. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, but not limited to, each portion of any paragraph containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, but not limited to, each such portion of any paragraph containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     Section 17. Miscellaneous. The rights of an Indemnitee under this Article VI are not exclusive of any other rights to which the Indemnitee may at any time be entitled under the law, the Articles of Incorporation or any agreement. The indemnification and advancement of Expenses for an Indemnitee who has ceased to be a director, officer, employee or agent shall continue in full force and effect and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. The rights of an Indemnitee under this Article VI shall be contract rights. No amendment, alteration or repeal of this Article VI can limit or restrict any right of Indemnitee under this Article VI with respect to any action taken before the amendment, alteration or repeal. If a change in applicable law permits greater indemnification than that which would be afforded under this Article VI, it is the intent of the Corporation that an Indemnitee shall enjoy by this Section 17 the greater benefits so afforded.
ARTICLE VII
CERTIFICATES FOR SHARES
     Section 1. Certificates. The Corporation shall deliver certificates representing all shares to which stockholders are entitled; such certificates shall be signed by the Chairman of the Board, or the President, or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid.

Such certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Nevada, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and may, in addition, state upon the face thereof the par value of each share represented by such certificate or that the shares are without par value.
     Section 2. Signatures on Certificates. The signatures of the Chairman of the Board, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent and registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issuance.
     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued or empower the Corporation’s transfer agent to issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation that are alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
     Section 4. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 5. Closing of Transfer Books; Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.
     Section 6. Registered Holders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.
ARTICLE VIII
GENERAL PROVISIONS
     Section 1. Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.
     Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.
     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by such officers of the Corporation who may be authorized by the Board of Directors to make such designations.
     Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors.
     Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
ARTICLE IX
AMENDMENTS
     Section 1. Amendments. These By-Laws may be altered, amended or repealed or rescinded, or new by-laws may be adopted, by the vote of a majority of the entire Board of Directors at any meeting thereof, provided that such proposed action in respect thereof shall be stated in the notice of such meeting. The stockholders of the Corporation shall have the power to alter, amend, repeal or rescind any provision of these By-Laws, or adopt new by-laws, only to the extent and in the manner provided in the following sentence. In addition to any requirements of law and any other provision of these By-Laws or the Corporation’s Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to

Article VIII of the Corporation’s Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these By-Laws, the Corporation’s Articles of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or rescind any provision of these By-Laws, or adopt new by-laws.